Exhibit 99.1

NOTIFICATION OF DISPOSITION OF

COLLATERAL UNDER THE ARIZONA UNIFORM COMMERCIAL CODE

To:	Echo Automotive, Inc.
16000 N. 80th St., Suite E
Scottsdale, Arizona 85260

From:	United Fleet Financing, LLC
c/o Zenfinity Capital, LLC
14850 N. Scottsdale Rd., Ste. 295
Scottsdale, Arizona 85254

Borrower:	Echo Automotive, Inc
16000 N. 80th St., Suite E
Scottsdale, Arizona 85260

United Fleet Financing, LLC holds a perfected security interest in all of the Borrower’s accounts, inventory, goods, equipment, fixtures, chattel paper, general intangibles, instruments, documents and other personal property, wherever located, together with proceeds thereof (the “Assets”), by reason of that certain Financing and Security Agreement dated May 20, 2013 (the “Loan Agreement”) between United Fleet Financing, LLC (“United”) and Echo Automotive, Inc. (the “Borrower”) and the UCC Financing Statement recorded with the Nevada Secretary of State as document number 2013014274-4. The Borrower is in default under the Loan Agreement and notice of the latest default was delivered to the Borrower on or about August 5, 2014.

NOTICE OF DISPOSITION

United is exercising its rights to sell substantially all of the Borrower’s Assets. Neither United nor the Borrower is purporting to sell any interest in any asset that is (i) not owned by the Borrower; or (ii) not subject to a first-priority lien in favor of United. The Assets secure the repayment of the indebtedness of the Borrower to United under the Loan Agreement.

Subject to all the terms of this Notice, the Assets will be sold to the highest bidder at a public auction. The auction (the “Auction”) shall take place on Thursday, October 16, 2014, at 10:00 a.m. PT at the offices of Jennings, Strouss & Salmon, PLC, One East Washington Street, Suite 1900, Phoenix, Arizona 85004.

At the Auction, the minimum bid for the combined lot of the Assets is $750,000, which shall be paid in cash in immediately available funds, certified check or cashier’s check, payable to the order of “United Fleet Financing, LLC” at the closing of the sale. The successful bidder shall, in addition to paying the purchase price as set forth in the preceding sentence, be required to: (i) close on the sale of the Assets no later than 12:00 p.m. PT on Thursday, October 23, 2014; (ii) reimburse United for all reasonable fees, costs and expenses incurred by United in connection with the Auction; and (iii) in addition to the fees, costs and expenses, pay United interest on the obligations under the Loan Agreement and secured by the Assets incurred through and including the closing date.

United reserves the right to bid at the Auction. In the event United is the successful bidder at the Auction, United shall apply the amount of its bid as a credit to the indebtedness of the Borrower to United under the Loan Agreement. United shall, however, pay cash for the Assets to the extent that its bid exceeds, if at all, the indebtedness of the Borrower to United under the Loan Agreement.

United reserves the right, by announcement made at the Auction, to continue the Auction to such time and place as United, in its sole discretion, may deem fit, or to cancel the Auction. The terms of sale set forth in this Notice may be subject to additional or amended terms to be announced at the time thereof. The Assets will be transferred to the successful bidder by way of a bill of sale.

Persons desiring other information, may contact counsel for United, Todd Tuggle, Esq., Jennings, Strouss & Salmon PLC, (602) 262-5834, during normal business hours.

United reserves all of its rights against the Borrower for any and all deficiencies on the indebtedness remaining due to United after the Auction.

The Borrower is entitled to an accounting of the unpaid indebtedness secured by the Assets that United intends to sell for a charge of $25.00. The Borrower may request an accounting by contacting United.

THE ASSETS WILL BE SOLD BY UNITED ON AN AS-IS, WHERE-IS BASIS, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY, WHETHER EXPRESSED OR IMPLIED, AND WITHOUT ANY WARRANTY RELATING TO TITLE, POSSESSION, QUIET ENJOYMENT, OR THE LIKE IN THIS SALE.

Dated: September 15, 2014

UNITED FLEET FINANCING, LLC

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